UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2010

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure

Montpelier Re Holdings Ltd. (the “Company”) has updated its loss estimate relating to the September 2010 New Zealand earthquake.  The Company now expects its pre-tax loss estimate for this event to be approximately $30 million, net of reinstatement premiums.

The Company’s initial loss estimate of $12.4 million, which was established as of September 30, 2010, was predicated on a NZ $2.5 billion loss assumption for a large residential reinsurance program which comprises the substantial majority of the Company’s loss estimate for this event.  The Company’s revised estimate assumes a NZ $3.5 billion loss for this program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

December 22, 2010	By:	/s/ Jonathan B. Kim
Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary